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                                                                    Exhibit 3.16


                  E-Commerce and Promotion Services Agreement

THIS AGREEMENT is made as of the 28th day of July, 1998 (the "Effective Date") by and between BID.COM INTERNATIONAL INC. ("BID.COM"), a corporation having a principal place of business at 5915 Airport Road, Suite 330, Mississauga, Ontario, L4V 1T1 and ROGERS MEDIA INC. ("Rogers"), a corporation having a place of business at 156 Front Street West, Suite 400, Toronto, Ontario M5J 2L6.
BACKGROUND:

1. BID.COM has developed, and has all necessary rights in, certain electronic auction software, technology and services (collectively, the "BID.COM Technology", as that term is more fully defined below).

2. BID.COM uses the BID.COM Technology to operate an on-line auction service over the Internet provided at BID.COM's Web site found at the URL "www.bid.com" (the "E-Commerce Service", as that term is more fully defined below).

3. As more particularly described in this Agreement, BID.COM and Rogers wish to enter into an exclusive relationship whereby, in part, BID.COM shall operate the Canadian E-Commerce Service (defined below) in the Territory in accordance with the provisions of this Agreement, and Rogers shall have exclusive responsibility for the promotion of the Canadian E-Commerce Service.

4. BID.COM possesses all necessary intellectual property rights and other rights to enter into the relationship with Rogers described herein.

NOW THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                  ARTICLE ONE
                                INTERPRETATION

1.1  Definitions.  In this Agreement, unless the context otherwise requires,
     ------------
each capitalized term shall have the meaning indicated below.

(1) "Above the Fold" means, in respect of a hyperlink, the ability of a user using a screen resolution of 640 by 480 pixels to view a hyperlink without having to scroll down the applicable Web page;

(2) "Affiliate" means any person, corporation, or entity that controls, is controlled by or is under common control with a party, as the context indicates;
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(3)  "Agreement" means this E-Commerce and Promotion Services Agreement and all schedules annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof;

(4) "BID.COM Marks" means the trade-marks, trade names, service marks, design marks, logos and other distinctive brand elements set out in Schedule "M" to this Agreement (as amended from time to time) owned by BID.COM or its Affiliates and used in association with the E-Commerce Service or the BID.COM Site (whether registered or not);


(5) "BID.COM Site" means the Web site at which BID.COM operates the E-Commerce Service, currently found at the URL "www.bid.com";

(6) "BID.COM Technology" means: (i) all software (including cybermall software), hardware, firmware, trade secrets, and know-how used and/or developed by BID.COM or its Affiliates prior to and during the Term of this Agreement (and including all Intellectual Property Rights therein); and
     (ii) all Third Party Technology. BID.COM Technology includes, without limitation, all technology used to create, modify, operate, distribute, update, maintain and permit Internet access to the BID.COM Site, the E-Commerce Service and any other on-line auction services developed or offered by BID.COM, and all updates, modifications, revisions, additions, customizations and enhancements to the BID.COM Technology. The BID.COM Technology is more particularly described in Schedule "A", as may be amended and updated from time to time;


(7) "Canadian BID.COM Site" means the pages of the BID.COM Site through which BID.COM operates the Canadian E-Commerce Service;

(8) "Canadian E-Commerce Service" means an auction E-Commerce Service operated by BID.COM which sells products and services to retail customers who provide a billing address in the Territory (including, without limitation, "small office home office" customers ("SOHO"));

(9) "Confidential Information" means all information relating to either party or to such party's business, products, sales, customers, trade secrets, technology or financial position to which access is obtained or granted hereunder, which is treated by the disclosing party as being confidential provided, however, that Confidential Information of the disclosing party shall not include any data or information which the receiving party can demonstrate:

     (i) is or becomes publicly available through no fault of the receiving party;

     (ii) is already in the rightful possession of the receiving party prior to its receipt from the other party;

     (iii)  is independently developed by the receiving party;

     (iv) is rightfully obtained by the receiving party from a third party not subject to an obligation of confidentiality;

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     (v)    is disclosed with the written consent of the disclosing party whose information it is; or

     (vi) is disclosed pursuant to court order or other legal compulsion, provided the receiving party gives the disclosing party prompt notice of any such requirement to afford the disclosing party an opportunity to obtain a protective order;

(10) "Contra" means the provision of advertising and sponsorship space on the Canadian BID.COM Site to desired advertisers in return for the provision by such advertisers of useful content, promotion and advertising services, products, and other services for the Canadian E-Commerce Service;

(11) "Customer Profile" means all information and data relating to a customer of the Canadian E-Commerce Service, including, without limitation: (i) name, address, e-mail address, telephone number, and any other personal or demographic information relating to such customer; (ii) all information and data relating to the purchase of goods and services by such customer; and (iii) any other information relating to such customer's behavior collected while such customer accesses the Canadian E-Commerce Service;

(12) "Customer Service Standards" means the customer service performance standards to which BID.COM shall adhere in operating the Canadian E-Commerce Service hereunder, as set out in detail in Schedule "C" to this Agreement;

(13) "E-Commerce Service" means the on-line auction services and any storefront on-line commerce services provided by or on behalf of BID.COM or its Affiliates on the Internet using the BID.COM Technology, at the BID.COM Site, or any other comparable on-line auction service which BID.COM or its Affiliates may directly or indirectly provide now or at some future time during the Term, using the BID.COM Technology or otherwise, which is similar in functionality and quality to the current services. Without limiting the generality of the foregoing, the E-Commerce Service includes, without limitation, the Canadian E-Commerce Service and the U.S. E-Commerce Service;

(14) "Evaluation Period" means: (i) the period commencing on the Effective Date hereof and ending three years after the Effective Date; and (ii) each subsequent contiguous three year period following the previous Evaluation Period;

(15) "Intellectual Property Rights" means (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trade-mark law, (iv) design patent or industrial design law, (v) semi-conductor chip or mask work law, or (vi) any other statutory provision or common law principle applicable to this Agreement or the BID.COM Technology, including trade secret law, which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know-how generally, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing;

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(16) "Net E-Commerce Revenue" means the sum of:

     (i) revenue earned by BID.COM in connection with the operation of the Canadian E-Commerce Service (including all shipping costs paid by such retail customer to BID.COM), net of sales, use, goods and services, and other similar taxes imposed by any federal, provincial, municipal or other governmental authority; and

     (ii) revenue earned by BID.COM in connection with the purchase of products and services offered for sale by BID.COM to retail customers in the Territory as part of BID.COM's database marketing operations, and not through the Canadian E-Commerce Service (including all shipping costs paid by such retail customer to BID.COM), net of sales, use, goods and services, and other similar taxes imposed by any federal, provincial, municipal or other governmental authority, less cost of goods or services sold (as invoiced by the supplier of such products or services, but net of all taxes invoiced by such supplier), credit card transaction fees paid to or deducted by third parties, duties, the cost of shipping, and credits for returned goods, services or bad debts (including shipping and restocking costs, if applicable), calculated in accordance with generally accepted accounting principles applied in Canada on a consistent basis;


(17) "Net Promotional Revenue" means revenue earned by Rogers from sales of advertising and sponsorship for the Canadian BID.COM Site, net of all taxes collected by Rogers on such revenue (including, without limitation, goods and services tax), agency commissions and bad debts. Net Promotional Revenue shall be calculated in accordance with generally accepted accounting principles applied in Canada on a consistent basis, provided that Net Promotional Revenue shall not include any value attributed by the parties to Contra;

(18) "New Canadian Auction" means: (i) any business-to-business or other form of on-line auction in which both a buyer and a seller are located in the Territory; or (ii) any other business-to-business or other form of on-line auction in respect of which Rogers presents to BID.COM an analysis demonstrating that the business case in support of the operation of such on-line auction in the Territory is no less favourable than the business case supporting other on-line auction opportunities in which BID.COM has engaged in the Territory during the Term;

(19) "Reasonable Best Efforts" means that a party shall comply with the obligation to which the covenant to use Reasonable Best Efforts applies in all cases where such party has the ultimate discretion, control and ability to do so, and that such party shall use commercially reasonable efforts to comply with such obligation in cases where such party does not have such ultimate discretion, control and ability;

(20) "Rogers E-Commerce Portal" means an e-commerce Web site marketed by Rogers which aggregates an array of e-commerce content and services on-line;

(21) "Rogers New Media" means the division of Rogers which develops and operates businesses on the Internet and which derives revenues from the sale of Internet advertising, Internet sponsorships, Internet subscriptions and from the completion of transactions on-line;

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(22) "Rogers's Requirements" means the statement of the technical, operational, performance, process and functional specifications and capabilities of the BID.COM Technology, the Canadian BID.COM Site and the Canadian E-Commerce Service, as described in Schedule "B";

(23) "Source Code Materials" means:

  (i) a complete copy of the source code version of all software required to allow Rogers to independently operate, maintain and support the Canadian E-Commerce Service and the Canadian BID.COM Site in accordance with Rogers's Requirements, appropriately labeled to denote the version or release thereof, and the currency date thereof, in each of:

     (a) machine-readable form on machine-readable storage medium suitable for long term storage and compatible with the software as then being used by Rogers and which, when compiled, will produce the object code version of the software; and

     (b) human-readable form with annotations in English on bond paper suitable for long term archival storage; and

  (ii) a complete copy, in English, on bond paper, suitable for long term archival storage, and appropriately labeled to describe the contents thereof, of all applicable documentation and other explanatory materials including programmer's notes, technical or otherwise, for the software as may be required by Rogers, using a competent computer programmer possessing ordinary skills and experience, to further develop, maintain and operate such software without further recourse to BID.COM including, but not necessarily limited to, general flow-charts, input and output layouts, field descriptions, volumes and sort sequence, data dictionary, file layouts, processing requirements and calculation formula and the details of all algorithms;

(24) "Term"  shall have the meaning ascribed thereto in Section 7.1;

(25) "Territory" means Canada as presently constituted;

(26) "Third Party Technology" means all software (including cybermall software), hardware, firmware, trade secrets, and know-how licensed by BID.COM from third parties prior to and during the Term of this Agreement (and including all Intellectual Property Rights therein) including, without limitation, all third party technology used to create, modify, operate, distribute, update, maintain and permit Internet access to the BID.COM Site, the E-Commerce Service and any other on-line auction services developed or offered by BID.COM, and all updates, enhancements, modifications, revisions, additions, customizations and enhancements to the BID.COM Technology. The Third Party Technology is more particularly described in Schedule "A";

(27) "Torstar" means Toronto Star Newspapers Limited;

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(28) "Transition Plan" means the process, procedures, time periods, and obligations of the parties upon termination or expiration of this Agreement, as set out in detail in Schedule "L" hereto; and

(29) "U.S. E-Commerce Service" means an auction E-Commerce Service operated by BID.COM which sells products and services only to retail customers who provide a billing address in the United States (including, without limitation, SOHO customers).


1.2   Schedules.  The following are the schedules attached to and forming part
      ---------
                  of this Agreement:


     Schedule "A"       -  BID.COM Technology (including Third Party Technology)
     Schedule "B"       -  Rogers's Requirements
     Schedule "C"       -  Customer Service Standards
     Schedule "D"       -  Response Times
     Schedule "E"       -  Source Code Trust Agreement
     Schedule "F"       -  Site Activity Reporting Requirements
     Schedule "G"       -  Prohibited Products and Services
     Schedule "H"       -  Prohibited Rogers Assignees
     Schedule "I"       -  Net E-Commerce Revenue Reports
     Schedule "J"       -  Net Promotional Revenue Reports
     Schedule "K"       -  Rogers Performance Metrics
     Schedule "L"       -  Transition Plan
     Schedule "M"       -  BID.COM Marks
     Schedule "N"       -  Torstar Letter
     Schedule "O"       -  AOL Letter


                                  ARTICLE TWO
                   OPERATION OF CANADIAN E-COMMERCE SERVICE

2.1  Operation of Canadian E-Commerce Service.  BID.COM shall operate the
     -----------------------------------------
Canadian E-Commerce Service in accordance with the provisions of this Agreement. Except for those obligations which Rogers shall perform set out in Article 3 hereof, BID.COM shall be responsible for all aspects of operating the Canadian E-Commerce Service. Without limiting the generality of the foregoing, BID.COM shall, at its expense:

(i) have sole responsibility for supplying the inventory of products and services which will be offered as part of the Canadian E-Commerce Service. At Rogers's request, BID.COM agrees to use commercially reasonable efforts to offer products and services supplied by Rogers as part of the Canadian E-Commerce Service. Rogers acknowledges and agrees that BID.COM shall maintain ultimate discretion with respect to the choice of products and services which will be included as part of the Canadian E-Commerce Service; provided, however, that BID.COM shall not offer any of the prohibited products or services identified in Schedule "G" hereto without the prior written consent of Rogers;

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(ii)    comply with Rogers's Requirements attached as Schedule "B" hereto;

(iii) comply with the Customer Service Standards attached as Schedule "C" hereto;

(iv) support and maintain the Canadian E-Commerce Service, the BID.COM Technology and the BID.COM Site in accordance with Schedule "D" hereto;

(v) use commercially reasonable efforts to upgrade, enhance, and improve the Canadian E-Commerce Service, the BID.COM Technology and the BID.COM Site;

(vi) be responsible for the fulfillment of all purchases of products and services sold through the Canadian E-Commerce Service;

(vii) be responsible for the processing of all credit card purchases of products and services through the Canadian E-Commerce Service;

(viii) comply with the site activity reporting requirements set out in Schedule "F" hereto;

(ix) during each of the first three years of the Term, pay a minimum cash amount of [Confidential Information filed separately with the SEC] annually to Rogers to purchase the equivalent rate card value of advertising for the Canadian E-Commerce Service on a selection of media properties owned by Rogers and its Affiliates. Rogers will provide a report to BID.COM within thirty (30) days of the end of each calendar quarter during which BID.COM is obligated to make payment pursuant to this subsection 2.1(ix) summarizing the advertising purchased by Rogers pursuant to this subsection 2.1(ix). Unless otherwise mutually agreed by the parties in writing, BID.COM shall pay this amount in four (4) equal installments on the last day of each calendar quarter during the Term. The parties agree that Rogers shall not include the cash amount paid by BID.COM to Rogers pursuant to this subsection 2.1(ix) in the calculation of whether Rogers has fulfilled the performance metric set out in paragraph K.1(3)(i) of Schedule "K" hereto;

(x)     provide a complete list of all Customer Profiles to Rogers within thirty
        (30) days of the Effective Date, and thereafter provide Rogers with an updated list of all Customer Profiles on a calendar monthly basis; and

(xi) work exclusively with Rogers to negotiate exclusive national arrangements with suppliers to supply products and services for the Canadian E-Commerce Service.

2.2    Equal Treatment.  BID.COM represents, warrants and covenants that at
       ----------------
all times during the Term, it will perform its obligations set out in Section
2.1 and otherwise ensure that the Canadian E-Commerce Service is competitive to the U.S. E-Commerce Service. Without limiting the generality of the foregoing, BID.COM shall ensure that, unless Rogers otherwise agrees:

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(i)     the BID.COM Technology used in the operation of the Canadian E-Commerce
        Service shall at all times be identical to the BID.COM Technology used in the U.S. E-Commerce Service;

(ii) all updates, enhancements, modifications, improvements, and new features owned by BID.COM or any Affiliate of BID.COM and incorporated into the U.S. E-Commerce Service during the Term (including, without limitation, new GUIs, branding and other creative material incorporated into the U.S. E-Commerce Service) are incorporated into the Canadian E-Commerce Service. For updates, enhancements, modifications, improvements, and new features incorporated into the U.S. E-Commerce Service during the Term but not owned by BID.COM or any Affiliate of BID.COM ("Third Party Enhancements"), BID.COM shall use Reasonable Best Efforts to obtain all rights necessary to incorporate such Third Party Enhancements into the Canadian E-Commerce Service. BID.COM shall comply with the obligations set out in this subsection 2.2(ii) as soon as commercially practicable, provided that the time for performance of BID.COM's obligations set out in this subsection 2.2(ii) shall not exceed ninety (90) days without the prior written consent of Rogers, which consent will not be unreasonably withheld;

(iii) the Customer Service Standards to which BID.COM adheres in its operation of the Canadian E-Commerce Service are equal to the Customer Service Standards to which BID.COM adheres in its operation of the U.S. E-Commerce Service;

(iv) BID.COM supports and maintains the Canadian E-Commerce Service at a level and with a priority that is equal to the level at which it maintains the U.S. E-Commerce Service;

(v) the products and services offered as part of the Canadian E-Commerce Service are comparable to the products and services offered as part of the U.S. E-Commerce Service with respect to quality and proportionate quantity (based on the relative volume of traffic on the Canadian E-Commerce Service and the U.S. E-Commerce Service). In addition, unless otherwise mutually agreed in accordance with the process set out in
        Article 10 of this Agreement, BID.COM shall offer a minimum of five (5) categories of products and services as part of the Canadian E-Commerce Service, and shall ensure that the selection of products and services offered as part of the Canadian E-Commerce Service is competitive to the selection of products and services available through any comparable Canadian on-line auction; and

(vi) the database of Customer Profiles is equal in quality, accuracy, completeness and integrity to the database of customer profiles for the U.S. E-Commerce Service.

2.3     Exclusivity to Rogers.
        ----------------------

(i) During the Term hereof, neither BID.COM nor any Affiliate of BID.COM may, directly or indirectly, use, operate, distribute, sell, licence, market, promote, offer, or grant to any third party any right to use, operate, distribute, sell, licence, market, promote, or offer:

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(a)  all or any part of the BID.COM Technology, the BID.COM Site or the E-
     Commerce Service in the Territory;

(b) any BID.COM Mark or any trade-mark confusingly similar to any BID.COM Mark in the Territory, provided that BID.COM may use the BID.COM Marks to the extent permitted by and in accordance with the specifications set out in the marketing strategy and trade-mark guidelines for such use mutually agreed to by the parties; or

(c) any business-to-retail consumer on-line auction service in which either or both of the participating businesses and the participating consumers are located in the Territory,

except as expressly contemplated in this Agreement, without the prior written consent of Rogers, which consent will not be unreasonably withheld. For greater certainty, the parties acknowledge that nothing in this subsection 2.3(i) shall preclude BID.COM from using or operating the BID.COM Technology, the BID.COM Site or the E-Commerce Service in the Territory in connection with BID.COM's operations outside of the Territory.

(ii) Exceptions. Notwithstanding the foregoing, Rogers acknowledges that Rogers's rights of exclusivity in this Section 2.3 shall be subject to the existing contractual arrangement between BID.COM and Torstar, as amended by Schedule "N" hereto. BID.COM represents, warrants and covenants that:

     (a) the performance by BID.COM and Rogers of their respective rights and obligations as set out in this Agreement shall not contravene, breach or infringe any rights granted by BID.COM to Torstar;

     (b)  BID.COM has not granted any right to Torstar to use any BID.COM Marks;

     (c) the rights granted to Torstar are restricted to the right to sell products and services offered by charitable organizations, community organizations and retail stores with operations in Ontario to retail customers with a billing address inside of Ontario;

     (d) BID.COM shall not, directly or indirectly, extend, enhance, expand or enlarge the scope of the rights granted to Torstar without Rogers's prior written consent; and

     (e) the services provided by BID.COM to Torstar during the Term hereof shall be restricted to the licence, operation, support and maintenance of the BID.COM Technology. Without limiting the generality of the foregoing, BID.COM covenants that, during the Term, it shall not assist Torstar with the marketing of Torstar's on-line auction nor with the sourcing of products and services for sale through Torstar's on-line auction.

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(iii)  America Online, Inc.    Rogers acknowledges that BID.COM has entered into
     an agreement with America Online, Inc. ("AOL") dated November 1, 1997 (the "AOL Agreement"). BID.COM represents, warrants and covenants that:

      (a) the terms and conditions set out in the AOL Agreement do not apply to the Canadian E-Commerce Service or the Canadian BID.COM Site;

      (b) the rights granted to AOL in the AOL Agreement do not include any rights in the Territory, except to the extent that AOL may, in the exercise of its rights set out in the AOL Agreement, engage in activity in the Territory in connection with AOL's operations outside of the Territory;

      (c) BID.COM has not granted to AOL any right to sell advertisements or sponsorship for the Canadian BID.COM Site;

      (d) BID.COM has not granted to AOL any right to use the BID.COM Technology to establish, operate or maintain an on-line auction service for purchasers with a billing address in Canada;

      (e) the letter attached as Schedule "O" hereto has been executed by an executive of AOL with authority to bind AOL; and

      (f) BID.COM shall not renew, amend or enter into any new agreement with AOL which relates to the use, operation, distribution, sale, licence, marketing, promotion, or other offer of the BID.COM Technology, the E-Commerce Service, the BID.COM Marks or the BID.COM Site in the Territory without Rogers's prior written consent.

(iv) Non-Profit Support. Notwithstanding the foregoing, Rogers acknowledges that BID.COM currently provides assistance to the following organizations in the hosting, production and promotion of their Web sites: Recording Artists Against Drinking and Driving, Students Against Drinking and Driving, Ontario Community Council on Impaired Driving, Association of Campus Hospitality Managers, and BACCHUS and their affiliates (collectively, the "Charities"). Rogers agrees that such assistance shall not constitute a breach of BID.COM's obligations of exclusivity to Rogers hereunder.
     BID.COM agrees that it shall consult with Rogers prior to expanding the scope of the services it provides for the Charities and prior to providing similar services for any other registered charities.

2.4  Right to Participate in Additional On-Line Auction Initiatives.  During the
     ---------------------------------------------------------------
Term, BID.COM shall make available to Rogers, and Rogers shall have the first right to participate in, any New Canadian Auction on an exclusive basis as follows:

(i) BID.COM shall provide written notice to Rogers specifying the major terms and conditions which BID.COM proposes shall apply to Rogers's right to participate with

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        BID.COM in the operation of such New Canadian Auction. The terms proposed by BID.COM shall be reasonable, consistent with this Agreement and consistent with industry standards;

(ii) Rogers shall provide written notice to BID.COM of whether or not it wishes to exercise its right to participate with BID.COM in the operation of such New Canadian Auction within fourteen (14) days of the date Rogers receives the notice referred to in subsection 2.4(i). If Rogers does not respond to BID.COM within such fourteen (14) day period, Rogers shall be deemed to have rejected its option to participate in such New Canadian Auction pursuant to subsection 2.4(v) and BID.COM shall be governed by the provisions of subsection 2.4(vi);

(iii) if Rogers provides written notice to BID.COM that it wishes to exercise its right to participate with BID.COM in the operation of such New Canadian Auction in accordance with subsection 2.4(ii), then, for a period of up to sixty (60) days following the date upon which Rogers receives the notice referred to in subsection 2.4(i), Rogers and BID.COM shall negotiate exclusively respecting the terms upon which Rogers shall be entitled to participate with BID.COM in the operation of such New Canadian Auction. The parties may extend this sixty (60) day exclusive negotiating period upon mutual agreement;

(iv) if Rogers and BID.COM agree in writing upon terms and conditions pursuant to which Rogers shall participate with BID.COM in the operation of such New Canadian Auction, then BID.COM shall grant to Rogers such exclusive rights;

(v) if Rogers and BID.COM fail to agree in writing upon terms and conditions pursuant to which Rogers shall participate with BID.COM in the operation of such New Canadian Auction, or if Rogers notifies BID.COM in writing that it does not wish to exercise its right to participate with BID.COM in the operation of such New Canadian Auction, then Rogers shall be deemed to have rejected its option; and

(vi) if Rogers is deemed to have rejected its option to participate with BID.COM in the operation of such New Canadian Auction in accordance with subsection 2.4(v), BID.COM may either: (1) operate such New Canadian Auction on its own; or (2) grant the right to participate in the operation of such New Canadian Auction to a third party on terms and conditions no more favourable than those offered to Rogers, provided that BID.COM may not grant such rights to a third party later than one hundred and eighty (180) days after the date that Rogers is deemed to have rejected its option to participate with BID.COM in the operation of such New Canadian Auction without Rogers's prior written consent. If BID.COM wishes to grant to a third party the right to participate with BID.COM on an exclusive basis in the operation of such New Canadian Auction on terms and conditions which are more favourable than those offered to Rogers, BID.COM must first offer such more favourable terms to Rogers on an exclusive basis, and the parties shall again attempt to negotiate the right to participate with BID.COM on an exclusive basis in the operation of such New Canadian Auction in accordance with the procedure provided in this Section 2.4.

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                                 ARTICLE THREE
                   PROMOTION OF CANADIAN E-COMMERCE SERVICE

3.1  Promotion and Advertising of the Canadian E-Commerce Service.  BID.COM
     -------------------------------------------------------------
grants to Rogers the exclusive, worldwide right to advertise and promote the Canadian E-Commerce Service. Rogers will have responsibility for the purchase of all advertising and promotional activity in connection with the Canadian E-Commerce Service in both electronic and traditional media. Rogers shall, at its expense, use Reasonable Best Efforts to prominently display the BID.COM Marks and to prominently advertise the Canadian E-Commerce Service on Rogers's national media properties (including, but not limited to, Yahoo! Canada). Such Reasonable Best Efforts shall include efforts to:

(i) facilitate the integration of the Canadian E-Commerce Service with Rogers's media properties and other communications products and services;

(ii) display a user interface to the Canadian E-Commerce Service Above the Fold on the home page of the Rogers E-Commerce Portal, and frequently and prominently display the BID.COM Marks Above the Fold on other Rogers on-line properties;

(iii) point such key words as "auction" and "online auction" only to the Canadian E-Commerce Service; and

(iv) thread advertisements for the Canadian E-Commerce Service throughout the Rogers E-Commerce Portal and on other Web sites operated by Rogers.

The equivalent rate card value of the performance by Rogers of the covenants set out in this Section 3.1 shall be included in the calculation of Rogers's actual performance for the purpose of evaluating whether Rogers has achieved the performance metrics set out in Schedule "K".

3.2  Sale of Advertising for the Canadian E-Commerce Service.
     --------------------------------------------------------

(i) Right to Sell Advertising. BID.COM grants to Rogers the exclusive right to sell all advertising and sponsorship for the Canadian E-Commerce Service. Rogers shall be responsible for generating advertising and sponsorship revenues from the Canadian BID.COM Site, including the sale of banner advertisements on the Canadian BID.COM Site and the sale of sponsorships to specific auctions within the Canadian E-Commerce Service. Notwithstanding the foregoing, Rogers agrees that, if BID.COM requests that Rogers sell advertising to advertisers or advertising sales agents in order to assist BID.COM with the merchandising of the Canadian E-Commerce Service, Rogers will reasonably consider and pursue such advertising opportunities. Any revenue earned by Rogers from advertising sales made by Rogers as a result of such requests by BID.COM shall be included in the calculation of Net Promotional Revenue.

(ii) Contra and Free Advertising. Rogers shall be entitled to place Contra and free advertising on the Canadian BID.COM Site in its sole discretion, provided that the total amount of free advertising and Contra allocated in each year during the Term may not exceed:

(a) [Confidential Information filed separately with the SEC] of the total advertising inventory available on the Canadian BID.COM Site during each year of the first Evaluation Period; and

(b) [Confidential Information filed separately with the SEC] of the total advertising inventory available on the Canadian BID.COM Site during each subsequent year,

     without the prior consent of BID.COM. For the purposes of this subsection, the first "year" shall commence on the Effective Date and each subsequent year shall commence on each anniversary of the Effective Date.

3.3  Rogers E-Commerce Portal.  Rogers shall have the right, in its
     -------------------------
sole discretion, to create, operate, distribute, and promote user interfaces to the Canadian E-Commerce Service from the Rogers E-Commerce Portal.

3.4  Licence of BID.COM Marks.  BID.COM grants to Rogers an exclusive, worldwide
     -------------------------
right to use, copy, display, and distribute the BID.COM Marks in connection with the advertising, marketing and promotion of the Canadian E-Commerce Service and in connection with the operation of the Rogers E-Commerce Portal in accordance with the terms of this Agreement. Such use shall include the right to use the BID.COM Marks as part of a co-brand with a trade-mark, trade name, design mark, logo or tag line owned or licenced by Rogers (a "Rogers Co-brand"). BID.COM shall have opportunity to contribute to the selection of any such Rogers Co-brand; provided, however, that Rogers shall maintain ultimate discretion with respect to the choice of any Rogers Co-brand.

3.5  Exclusivity to BID.COM.
     -----------------------

(i)  During the Term of this Agreement, Rogers agrees that:

     (a) except as otherwise permitted in accordance with subsections 3.5(ii) and 3.5(iii) below, the Canadian E-Commerce Service shall be the only on-line auction service displayed on the home page of the Rogers E-Commerce Portal; and

     (b) Rogers New Media shall use Reasonable Best Efforts not to actively solicit advertising from or actively promote an on-line auction technology or Web site competitive to the Canadian E-Commerce Service or the BID.COM Technology (a "BID.COM Competitor"). Without limiting the generality of the foregoing, in the event that any Rogers media property independently receives advertising from a BID.COM Competitor, at BID.COM's request, Rogers will place advertising for the Canadian E-Commerce Service in Rogers's media properties to provide advertising exposure comparable to that provided to such BID.COM Competitor. The cost of such advertising shall be included in the calculation of the amount spent by Rogers in order to meet the performance metric set out in paragraph K.1(3)(i) of Schedule "K". The amount deemed to be spent by Rogers pursuant to this paragraph 3.5(i)(b) shall be equal to [Confidential Information filed separately with the SEC] of Rogers's standard rate card price.

(ii) Exceptions. Notwithstanding the foregoing, BID.COM acknowledges that Rogers shall have the unrestricted right to advertise, market, promote, and operate an on-line auction which is limited to the sale of products and services offered by charitable organizations, community organizations and retail stores with operations in Ontario to customers with a billing address inside of Ontario (a "Local Auction") using technology other than the BID.COM Technology. At Rogers's request, BID.COM will provide services to assist Rogers to build, implement and operate such Local Auction on terms and conditions to be mutually agreed.

(iii) Nothing in this Agreement shall restrict, inhibit or otherwise interfere with:

      (a) the ability of Rogers (including, without limitation, Rogers New Media) or any Affiliate of Rogers to sell advertising to any third party including, without limitation, a BID.COM Competitor;

      (b) the ability of Rogers (including, without limitation, Rogers New Media) to advertise, distribute, offer, market or promote the on-line activities of any Affiliate of Rogers (including, without limitation, The Shopping Channel), on the home page of the Rogers E-Commerce Portal or otherwise; or

      (c) the ability of any Affiliate of Rogers (including, without limitation, The Shopping Channel), to engage in on-line activities which may be competitive to those of BID.COM, use technology which may be competitive to the BID.COM Technology, or enter into any commercial arrangement with any BID.COM Competitor.

                                 ARTICLE FOUR
                              ADDITIONAL SERVICES

4.1  Future Rogers Initiatives.  During the Term of this Agreement, Rogers
     --------------------------
agrees to use commercially reasonable efforts to facilitate the use of the BID.COM Technology by Rogers and its Affiliates in connection with any future Rogers on-line auction initiatives. BID.COM will licence the BID.COM Technology and provide related services to Rogers and its Affiliates [Confidential Information filed separately with the SEC].

4.2  Rogers-Specific Enhancements.  If Rogers requests the inclusion of specific
     -----------------------------
functionality or customization changes to the BID.COM Technology (a "Rogers-Specific Enhancement"), BID.COM will use commercially reasonable efforts to assist Rogers in the development of such Rogers-Specific Enhancements. Ownership of Rogers-Specific Enhancements shall be determined in accordance with Section 6.3 hereof.

                                 ARTICLE FIVE
                                 PAYMENT TERMS

5.1   Allocation of Revenue.
      ----------------------

(i) BID.COM shall pay Rogers fifty percent (50%) of the Net E-Commerce Revenue. BID.COM shall invoice and collect all Net E-Commerce Revenue. Net E-Commerce Revenue shall be aggregated on a calendar quarterly basis, and BID.COM shall pay Rogers fifty percent (50%) of the Net E-Commerce Revenue within thirty (30) days of the end of each calendar quarter. For greater certainty, BID.COM agrees that it shall not deduct any portion of the Net E-Commerce Revenue payable by BID.COM to a third party (including, without limitation, any portion payable to Torstar or to AOL) from the calculation of the total Net E-Commerce Revenue of which BID.COM shall pay Rogers fifty percent (50%). BID.COM shall complete a Net E-Commerce Revenue Report in the form attached hereto as Schedule "I" for each applicable payment period and shall remit each such report along with each payment due hereunder.

(ii) Rogers shall pay BID.COM fifty percent (50%) of the Net Promotional Revenue. Rogers shall invoice and collect all Net Promotional Revenue. Net Promotional Revenue shall be aggregated on a calendar quarterly basis, and Rogers shall pay BID.COM fifty percent (50%) of the Net Promotional Revenue within thirty (30) days of the end of each calendar quarter. Rogers shall complete a Net Promotional Revenue Report in the form attached hereto as Schedule "J" for each applicable payment period and shall remit each such report along with each payment due hereunder.

5.2   Audit.  Rogers shall keep accurate books and records of all revenues
      ------
received by Rogers and all information regarding deductions made to calculate Net Promotional Revenues. BID.COM shall keep accurate books and records of all revenues received by BID.COM and all information regarding deductions made to calculate Net E-Commerce Revenues. Each party has the right, acting reasonably, to audit the books and records of the other party during normal business hours in respect of financial obligations under this Agreement. If such audit discloses underpayment by the other party, the other party shall pay such underpayment forthwith, together with interest from the date the payment was due until such amount is paid. If an audit discloses an underpayment of 5% or more, the party in default shall reimburse the other party on demand for the reasonable out of pocket costs incurred in conducting such audit.

5.3  Most Favoured Terms.  BID.COM represents, warrants, and covenants that:
     --------------------

(i) the prices, terms and conditions contained in this Agreement are at least as favourable as the prices, terms and conditions made available by BID.COM to any other party who has entered into a commercial transaction with BID.COM relating to the operation of a business-to-retail customer E-Commerce Service in the Territory; and

(ii) between the Effective Date and August 31, 1998, BID.COM shall not grant to any third party prices, terms or conditions more favourable than those contained in the Share Subscription Agreement between BID.COM and Rogers dated July 28, 1998 (the "Share Subscription Agreement").

Without limiting the generality of the foregoing, in the event that BID.COM enters into a similar commercial transaction with a third party relating to the operation of a business-to-retail customer E-Commerce Service in the Territory on prices, terms or conditions that are more favourable than the prices, terms and conditions made available to Rogers hereunder, or grants to any third party prices, terms or conditions more favourable than those contained in the Share Subscription Agreement between the Effective Date and August 31, 1998, then BID.COM agrees to make such more favourable prices, terms or conditions available to Rogers. Rogers may, in its sole discretion, retain an independent third party auditor to audit the books and records of BID.COM in order to verify BID.COM's compliance with this representation, warranty and covenant.

                                  ARTICLE SIX
                               OWNERSHIP RIGHTS

6.1  Rogers Intellectual Property and Customer Profiles.
     ---------------------------------------------------

(i) Rogers Intellectual Property. Notwithstanding Section 6.2 hereof, Rogers and BID.COM each agree that all right, title and interest in all content, technology, software, and other intellectual property owned or created entirely by Rogers, its licensors or its assignees, including, without limitation, all Intellectual Property Rights therein, and all modifications, revisions, additions, customizations and enhancements made by Rogers hereunder related thereto, shall be owned by Rogers (and its licensors, as the case may be).

(ii) Customer Profiles. BID.COM acknowledges that ownership of the Customer Profiles shall at all times remain with Rogers, and BID.COM assigns all right, title and interest in and to such Customer Profiles to Rogers. Except as otherwise expressly permitted hereunder, BID.COM shall not use any Customer Profiles other than in the performance of its obligations under this Agreement. Notwithstanding the foregoing, Rogers acknowledges and agrees that BID.COM shall have the unrestricted right to retain and use information: (a) received by BID.COM from customers of the Canadian E-Commerce Service prior to the Effective Date; or (b) provided to BID.COM during the Term by customers of the Canadian E-Commerce Service as a result of a special voluntary registration process with BID.COM, and not as a result of the purchase by such customer of products or services from the Canadian E-Commerce Service.

6.2  BID.COM Intellectual Property, BID.COM Marks and BID.COM URL.
     -------------------------------------------------------------

(i) BID.COM Intellectual Property. Subject to Sections 6.1 and 6.3 hereof, Rogers acknowledges that ownership of the BID.COM Technology, the BID.COM Site and any customization or enhancements as used in the Canadian E-Commerce Service shall remain with BID.COM.

(ii) BID.COM Marks and BID.COM URL. Rogers acknowledges that ownership of the BID.COM Marks and the BID.COM URL shall remain with BID.COM.

6.3   Rogers-Specific Enhancements.   If Rogers requests that BID.COM develop a
      -----------------------------
Rogers-Specific Enhancement, the parties will mutually agree in writing to terms and conditions respecting the development of such Rogers-Specific Enhancement, including, without limitation, terms and conditions relating to each parties' respective ownership and exploitation rights in such Rogers-Specific Enhancement. The parties acknowledge and agree that their respective ownership and exploitation rights in each Rogers-Specific Enhancement shall be determined in accordance with the following principles:

(i) if a Rogers-Specific Enhancement can be used as a severable, standalone component, then Rogers shall own all right, title and interest in and to such Rogers-Specific Enhancement, and BID.COM shall be granted perpetual, royalty-free license rights to use and reproduce such Rogers-Specific Enhancement internally, provided that BID.COM may not transfer or license such Rogers-Specific Enhancement to any third party (other than its Affiliates) without the prior written consent of Rogers;

(ii) if a Rogers-Specific Enhancement is integrated into the BID.COM Technology, the BID.COM Site or the Canadian E-Commerce Service in such a way that it cannot reasonably be used as a severable, standalone component, then BID.COM shall own all right, title and interest in and to such Rogers-Specific Enhancement, and Rogers shall be granted perpetual, royalty-free license rights to use and reproduce such Rogers-Specific Enhancement internally, provided that Rogers may not transfer or license such Rogers-Specific Enhancement to any third party (other than its Affiliates) without the prior written consent of BID.COM; and

(iii) notwithstanding anything else in this Agreement, BID.COM shall not use any Rogers-Specific Enhancement to provide services or technology to any competitor to Rogers, nor sub-licence any Rogers-Specific Enhancement to any competitor to Rogers, without the prior written consent of Rogers.

                                 ARTICLE SEVEN
                       TERM, TERMINATION AND TRANSITION

7.1  Term.  This Agreement shall commence on the Effective Date and shall
     -----
continue unless and until terminated in accordance with the provisions hereof.

7.2  Reporting.  Within thirty (30) days of: (i) the one-year anniversary of the
     ----------
Effective Date; and (ii) each one-year anniversary thereafter, Rogers shall provide a report to BID.COM summarizing Rogers's performance statistics based on the categories of performance metrics set out in Schedule "K" hereto.

7.3  Termination by BID.COM.  If, during any Evaluation Period, Rogers fails to
     -----------------------
meet the performance requirements set out in Schedule "K", BID.COM may, at its option, elect to terminate this Agreement upon thirty (30) days written notice to Rogers, provided that, to be effective, BID.COM must exercise the option to terminate set out in this Section 7.3 within sixty (60) days of receipt by BID.COM of the report provided by Rogers pursuant to Section 7.2 hereof.

7.4  Termination by Rogers.  Rogers may terminate this Agreement at any time
     ----------------------
upon ninety (90) days advance written notice to BID.COM. In the event that Rogers terminates this Agreement other than as a result of a breach by BID.COM of this Agreement, the following terms shall apply in addition to those set out in Schedule "L":

(i) BID.COM shall have a perpetual, non-exclusive license to use all Customer Profiles; and

(ii) at BID.COM's request, Rogers shall maintain the user interface for the Canadian E-Commerce Service on the Rogers E-Commerce Portal for a period of up to ninety (90) days from the effective date of such termination.

7.5  Transition.  Upon the termination of this Agreement, the parties shall
     -----------
comply with the applicable portion of the Transition Plan, and each party will bear its respective costs incurred in respect of such transition.

7.6  Survival. Except as otherwise provided herein, the terms of Article 1,
     ---------
Section 5.2, Section 5.3, Article 6, Article 7, Article 9, and Article 11 shall survive any termination or expiry of this Agreement and shall continue in force
thereafter for the period contemplated by the Agreement.   Other provisions of
this Agreement which, by the nature of the rights or obligations set out therein, might reasonably be expected to be intended to so survive, shall survive termination or expiry of this Agreement until they are satisfied or by their nature expire.

                                 ARTICLE EIGHT
                       APPOINTMENT TO BOARD OF DIRECTORS

BID.COM hereby covenants with Rogers to use its Reasonable Best Efforts to forthwith cause one nominee of Rogers to be appointed to the board of directors of BID.COM to hold office as a director until the next annual meeting of the shareholders of BID.COM and to recommend that a nominee of Rogers be elected as a director at each annual meeting of the shareholders of BID.COM during the Term of this Agreement.



                                 ARTICLE NINE
                  REPRESENTATIONS, WARRANTIES AND INDEMNITIES

9.1  Warranty and Indemnity re:  Authority, Title and Proprietary Rights.
     --------------------------------------------------------------------

(i) BID.COM represents, warrants and covenants that it has all Intellectual Property Rights and other rights necessary to perform its obligations hereunder including, without limitation, the right to operate the BID.COM Technology, the BID.COM Site and the Canadian E-Commerce Service, and that the execution and performance of the terms of this Agreement by BID.COM and Rogers shall not in any manner interfere with, infringe, breach, contravene, harm, or damage any rights or interests of any other person, including without limitation any Intellectual Property Rights, moral rights (or the equivalent or comparable rights in any other jurisdiction), personality rights, confidentiality rights, equitable rights or statutory rights whatsoever.

(ii) BID.COM agrees to defend, indemnify and hold harmless Rogers, its Affiliates, and their respective officers, directors, employees and agents from all losses, claims, damages or liabilities, including court costs and legal fees, incurred in connection with or arising out of any claim asserted against Rogers based upon a contention that the E-Commerce Service, the BID.COM Technology, the BID.COM Site, the BID.COM Marks, the Customer Profiles, or any portion thereof infringe the Intellectual Property Rights of any third party provided that:

     (a) Rogers or its Affiliates promptly notify BID.COM in writing of the claim and of all material developments in connection with such claim and provides all assistance otherwise reasonably requested by BID.COM;

     (b) BID.COM has the right to control, at its own expense, the defence and all related settlement negotiations (Rogers has the right to participate at its own expense);

     (c) Rogers or its Affiliates do not pay or settle any such claim without the express written consent of BID.COM; and

     (d) the claim in respect of which indemnity is sought does not arise out of or in connection with any unauthorized use of the BID.COM Technology by Rogers.

     In addition, if the E-Commerce Service, the BID.COM Technology, the BID.COM Site, the BID.COM Marks, the Customer Profiles, or any portion thereof is held to constitute an infringement of another person's rights, and use thereof is enjoined, or BID.COM enters into a settlement of the claim which includes an agreement to refrain from the use thereof, BID.COM shall, at its election and expense, either:

     (1)  procure the right to use the infringing element thereof;

     (2) procure the right to an element which performs the same function without any material loss of functionality; or

     (3) replace or modify the element thereof so that the infringing portion is no longer infringing and still performs the same function without any material loss of functionality;

     and shall make every reasonable effort to correct the situation with minimal effect upon the operations of Rogers and its Affiliates.

9.2  General Limitation on Liability.  UNDER NO CIRCUMSTANCES WILL EITHER
     --------------------------------
PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM BREACH OF THE AGREEMENT, THE USE OR INABILITY TO USE THE BID.COM TECHNOLOGY, THE BID.COM SITE, THE BID.COM MARKS, THE CUSTOMER PROFILES, OR THE CANADIAN E-COMMERCE SERVICE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT BID.COM WILL REMAIN LIABLE TO ROGERS TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SUBSECTION 9.1(ii) ABOVE. EXCEPT AS PROVIDED IN SUBSECTION 9.1(ii), NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR MORE THAN [Confidential Information filed separately with the SEC] PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY.

9.3  Requirements of the Canadian E-Commerce Service.  BID.COM represents,
     ------------------------------------------------
warrants and covenants that the Canadian E-Commerce Service, the BID.COM Technology and the BID.COM Site shall perform in conformance with Rogers's Requirements therefor, provided that BID.COM shall have no liability for performance failures due to events or causes beyond its reasonable control or due to changes made by Rogers without the prior written approval of BID.COM.

9.4  Disabling Device.  BID.COM represents, warrants and covenants that the
     -----------------
BID.COM Site, any software, BID.COM Technology, Customer Profiles and other deliverables provided hereunder shall not contain any virus, clock, timer, counter, bomb, trojan horse, worm, or other limiting or disabling code, design or routine that would cause the BID.COM Site, any software, BID.COM Technology, Customer Profiles or other deliverables to be made inoperable or otherwise rendered incapable of performing in accordance with Rogers's Requirements or otherwise limit or restrict Rogers's or its Affiliates' ability to use same after the lapse or occurrence of any triggering prompt.



9.5  Media.      BID.COM represents and warrants that the media on which any
     ------
BID.COM Technology, Customer Profiles or other software is provided shall be compatible to the greatest extent possible with the majority of industry standard browsers and that the media, as supplied by BID.COM, shall be free from defects and computer viruses.

9.6  Representations and Warranties re: Services.  BID.COM agrees that it shall
     --------------------------------------------
perform all of its obligations hereunder in a timely fashion and in a professional manner by personnel appropriately trained in the performance of such obligations. Response times shall be as outlined in Schedule "D". If BID.COM does not meet the response time requirements for a severity (1) or severity (2) event and such failure is not due to an event beyond the reasonable control of BID.COM, Rogers shall have the right to insist that its own engineers and designers assist BID.COM's personnel at BID.COM's premises to rectify the problem and BID.COM shall co-operate fully in this process.

9.7  Provision of Source Code Materials.  Rogers may subscribe, at its own
     -----------------------------------
expense, to the existing Source Code Escrow Agreement attached as Schedule "E" and deposited with Data Securities International, Inc. (the "Escrow Agreement"). BID.COM shall deposit updated Source Code Materials as required by Section 1.7 of the Escrow Agreement. In addition to the requirements set out in Section 1.7 of the Escrow Agreement, BID.COM shall deposit updated, current Source Code Materials with Data Securities International, Inc. on a calendar quarterly basis. The parties agree that in addition to the "Release Conditions" specified in Section 4.1 of the Escrow Agreement, a further Release Condition shall exist if BID.COM is in continuing material breach of this Agreement. Upon the release of the Source Code Materials to Rogers in accordance with the Escrow Agreement, Rogers shall have a perpetual, worldwide, royalty-fee licence to use, copy, and modify the Source Code Materials and to permit third parties to use, copy and modify the Source Code Materials for purposes solely related to the use, operation and distribution of the Canadian E-Commerce Service and the Canadian BID.COM Site by Rogers in the Territory and in accordance with the provisions of this Agreement.

9.8  Confidentiality.  Each party (hereinafter in this Section, the "Receiving
     ----------------
Party") covenants with the other party (hereinafter in this Section, the "Disclosing Party") that it shall keep confidential the Confidential Information of the Disclosing Party to which the Receiving Party obtains access as a consequence of entering into this Agreement and that it will take all reasonable precautions to protect such Confidential Information from any use, disclosure or copying except as expressly authorized by this Agreement. The Receiving Party shall implement such procedures as the Disclosing Party may reasonably require from time to time to improve the security of the Confidential Information of the Disclosing Party in its possession. This Section shall survive the termination of the Agreement. Upon termination of this Agreement, the Receiving Party shall, at the choice of the Disclosing Party, either return to the Disclosing Party or destroy all copies or partial copies of Confidential Information of the Disclosing Party in any form which is in the possession of the Receiving Party or under its control, and certify that all such Confidential Information has been returned or otherwise destroyed.



9.9     Year 2000 Compliance.  BID.COM represents, warrants and covenants that
        ---------------------
all BID.COM Technology other than the Third Party Technology, the Canadian E-Commerce Service, the BID.COM Site, and all other software, hardware, firmware, and other technology used by BID.COM in performing its obligations hereunder shall be able to accurately process date data including, but not limited to, calculating, comparing, and sequencing from, into, and between the twentieth and twenty-first centuries, including leap year calculations, and are fully capable of operating as required to accommodate the year 2000 and beyond (the "Year 2000 Warranty"). With respect to the Third Party Technology, BID.COM represents, warrants and covenants that it shall make appropriate inquiries to satisfy itself that such Third Party Technology shall comply with the Year 2000 Warranty. BID.COM shall use Reasonable Best Efforts to repair or replace any Third Party Technology which does not comply with the Year 2000 Warranty to the extent necessary to ensure that the Canadian E-Commerce Service and the BID.COM Site comply with the Year 2000 Warranty.

9.10   Compliance With Laws.  Each party represents, warrants and covenants that
       ---------------------
its performance of this Agreement shall comply with (and shall neither contravene, breach nor infringe) any laws or regulations of Canada or any laws or regulations of any province or territory of Canada (including, without limitation, all laws respecting the protection of personal information).

9.11  Limitation on Warranties.  Except for those warranties otherwise provided
      -------------------------
herein, neither party makes any warranties or representations, and there are no conditions, express or implied, in fact or in law, including without limitation, the implied warranties or conditions of merchantable quality and fitness for a particular purpose and those arising by statute or otherwise in law or from a course of dealing or usage of trade.

                                  ARTICLE TEN
                  CONTRACT MANAGEMENT AND DISPUTE RESOLUTION

10.1 Contract Governance.  The parties agree to utilize the process set out in
     --------------------
this Article 10 to consult and render decisions relating to this Agreement, including, but not limited to, the following matters:

(i)     the number, frequency and cost of loss leader promotions;

(ii)    the use by BID.COM of the BID.COM Marks in the Territory;

(iii) the co-ordination of BID.COM's investor relations and public relations strategies;

(iv) the compliance by BID.COM with the covenant set out in subsection 2.2(v) of this Agreement;

(v) the sale by Rogers of advertising to advertisers and advertising agents identified by BID.COM in order to assist BID.COM with its merchandising of the Canadian E-Commerce Service;

(vi) the overall operating plans, business plans, budgets and revenue strategies for the Canadian E-Commerce Service, including the relative emphasis to be placed on Net Promotional Revenue earnings and Net E-Commerce Revenue earnings;

(vii) the terms and conditions relating to the introduction and operation of New Canadian Auctions;

(viii)  the development and ownership of Rogers-Specific Enhancements; and

(ix) the effectiveness of Rogers's advertising sales, marketing and promotional activities.

Unless otherwise mutually agreed, the parties shall meet to discuss the above issues no less frequently than once every calendar quarter. Unless otherwise agreed, all decisions relating to the above matters shall require the mutual written agreement of the parties.

10.2 Contacts and Contact Meetings.   The parties agree that each shall
     ------------------------------
designate no more than two (2) principal contacts for day-to-day liaison and
management of the relationship during the Term ("Contacts").   Unless otherwise
mutually agreed, the Contacts shall meet on a regular basis in person or by telephone, but in any event no less than once per month, in order to review the parties' respective performance under this Agreement, discuss relevant issues, and resolve or, upon mutual agreement, escalate issues as necessary. The Contacts shall not have any authority or right to either amend or revise this Agreement, nor to waive any obligations, duties or responsibilities of either party under this Agreement. Each party shall pay its own costs associated with its respective Contacts.

10.3 Joint Management Committee.  BID.COM and Rogers shall form a management
     ---------------------------
committee (the "Committee") composed of two or more senior representatives of BID.COM and two or more senior representatives of Rogers who shall, from time to time, meet to review and discuss matters related to this Agreement. The number of representatives of Rogers and BID.COM on the Committee shall at all times be equal. The Committee in its discretion may invite the participation of the Contacts or others in its deliberations. The Committee shall have the right to implement the Agreement and make decisions of an interpretive nature (including without limitation decisions regarding issues to be put before the Committee as set forth herein), but the Committee shall not have the authority or right to either amend or revise this Agreement, or to waive any obligations, duties or responsibilities of either party under this Agreement. Each party shall pay its own costs associated with its respective Committee representatives.

10.4  Dispute Resolution and Applicable Law.  BID.COM and Rogers expressly agree
      --------------------------------------
to the following exclusive internal dispute escalation provisions governing all performance and disputes under this Agreement:

(i) In the event that BID.COM and Rogers cannot resolve a dispute under the Agreement in the normal course of performance (including through recourse to the Contacts), then each party's designated Committee members shall confer immediately and use reasonable efforts to resolve the dispute within fifteen (15) days of their initial conference. No dispute shall be considered resolved until both parties have agreed to the resolution in writing. The designated Committee members shall mutually agree on the methods by which they attempt to resolve any dispute such as, for example, telephone and/or video conferences, e-mail and fax communications, and/or face to face meetings. The costs under this subsection 10.4(i) shall be shared equally by the parties.

(ii) In the event that each party's designated Committee members cannot resolve a dispute under the Agreement as specified in subsection 10.4(i) above, then each party's respective Presidents (or an equivalent or higher position) having responsibility for this Agreement shall confer immediately and use reasonable efforts to resolve the dispute within fifteen (15) days of their initial conference. No dispute shall be considered resolved until both parties have agreed to the resolution in writing. The respective Presidents (or equivalents) shall mutually agree on the methods by which they attempt to resolve any dispute such as, for example, telephone and/or video conferences, e-mail and fax communications, and/or face to face meetings. The costs under this subsection 10.4(ii) shall be shared equally by the parties.

(iii) In the event that each party's respective Presidents (or equivalents) cannot resolve a dispute under the Agreement as specified in subsection 10.4(ii) above, then the parties shall each be free to submit the dispute to arbitration in accordance with Section 10.5 hereof.

10.5  Arbitration.  Other than with respect to one party's violation or alleged
      ------------
violation of the other party's (or its licensors') Intellectual Property Rights or a breach of the confidentiality provisions of this Agreement, any dispute, disagreement, controversy or claim arising out of or relating to this Agreement that cannot be resolved by the parties pursuant to the provisions of Section
10.4 including, without limitation, any dispute relating to its application, interpretation, performance, breach, termination, enforcement or damages, or remedies arising out of the breach of or non-compliance therewith, shall be finally determined by arbitration before a single arbitrator to be commenced and conducted in the English language in Toronto in accordance with the Arbitration Act (Ontario). All arbitration proceedings shall be conducted in private and all documentation and information pertaining to any arbitration shall be Confidential Information. The parties hereto agree that:

(i) subject to mutual agreement between the parties to the contrary, the arbitrator shall be a person who is legally trained and trained as a professional arbitrator and who has a minimum of five (5) years experience in the Internet and electronic commerce;

(ii) the parties shall agree on the identity of the arbitrator within ten (10) days of notice of reference to arbitration and in default thereof, either party may apply to a Judge of the Supreme Court of Ontario, General Division, to appoint an arbitrator with the foregoing qualifications;

(iii) the parties shall be required to make written submissions to the arbitrator within seven (7) days of appointment and shall not be entitled to make verbal representations or further submissions unless so requested by the arbitrator. Any party who does not comply with the foregoing time period shall not be entitled to make any submissions without the written approval of the other party;

(iv) the arbitrator shall be required to render his decision in writing within ten (10) days of the period mentioned in subsection 10.5(iii);

(v) neither of the parties shall apply to the Courts of Ontario or any other jurisdiction to attempt to enjoin, delay, impede or otherwise interfere with or limit the scope of the arbitration or the powers of the arbitrator provided for in the Arbitration Act (Ontario);

(vi) the award of the arbitrator shall be a final and conclusive award and judgment with respect to all matters properly before the arbitral tribunal in accordance with the Arbitration Act (Ontario) and neither party shall appeal such award in any manner whatever to any court, tribunal or other authority; and

(vii) the award of the arbitral tribunal may be entered and enforced by any court in any jurisdiction having jurisdiction over the parties hereto or the subject matter of the award or the properties or assets of either of the parties hereto.

Notwithstanding the submission of any dispute to arbitration under this Agreement, the parties shall continue to cooperate and act in good faith to perform their respective obligations under this Agreement during any such arbitration.

                                ARTICLE ELEVEN
                                    GENERAL

11.1   Notice. Any notice or other communication (a "Notice") required or
       -------
permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

(i) delivered in person during normal business hours on a business day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

(ii) sent by prepaid first class mail; or

(iii) sent by any electronic means of sending messages, including facsimile transmission, which produces a paper record (an "Electronic Transmission"), charges prepaid and confirmed by prepaid first class mail;



in the case of a Notice to Rogers addressed to it at:

     Rogers Media Inc.
     156 Front Street West
     Suite 400
     Toronto, Ontario
     M5J 2L6

     Attention: Mr. Mike Abramsky
                President, New Media

     Fax No.:   (416) 340-6541

with a copy to:

     Rogers Communications Inc.
     333 Bloor Street East
     10th Floor
     Toronto, Ontario

     Attention: David P. Miller
                Vice President, General Counsel

     Fax No.:   (416) 935- 3548

and in the case of a Notice to BID.COM addressed to it at:

     BID.COM International Inc.
     5915 Airport Road.,
     Suite 330
     Mississauga, Ontario
     L4V 1T1

     Attention:  Paul Godin

     Fax No.:  (905) 672-7514

with a copy to:

     Gowling, Strathy & Henderson
     Barristers & Solicitors
     Commerce Court West
     Suite 4900
     Toronto, Ontario
     M5L 1J3

     Attention:  David Pamenter

     Fax No.:  (416) 862-7661

Any Notice given or made in accordance with this Section 11.1 shall be deemed to have been given or made and to have been received:

(a)  on the day it was delivered, if delivered as aforesaid;

(b) on the fifth business day (excluding each day during which there exists any general interruption of postal services due to strike, lockout or other cause) after it was mailed, if mailed as aforesaid; and

(c) on the day of sending if sent by Electronic Transmission during normal business hours of the addressee on a business day and, if not, then on the first business day after the sending thereof.

Either party may from time to time change its address for notice by giving Notice to the other party in accordance with the provisions of this Section 11.1.

11.2 Assignment.  Except as otherwise permitted by this Section 11.2, neither
     -----------
party may assign its rights and obligations under this Agreement, in whole or in part, without the prior consent in writing of the other party, and any purported assignment made without that consent is void and of no effect (save and except for an assignment as an incident of security taken in a normal course financing transaction). Notwithstanding the foregoing, Rogers may assign its rights and obligations under this Agreement, in whole or in part, to: (i) any Affiliate; or (ii) a joint venture in which Rogers has an interest with any party or parties other than those listed in Schedule "H" hereto, without the prior written consent of BID.COM, provided that such assignee shall agree to be bound by the terms and conditions of this Agreement to the extent that such terms and conditions are assigned to such assignee.

11.3 Binding on Successors.  This Agreement shall enure to the benefit of and be
     ----------------------
binding upon the parties and their respective successors and permitted assigns.

11.4 Further Assurances.  Each party agrees that upon the written request of the
     -------------------
other party, it will do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as any other party hereto may from time to time reasonably request be done and/or executed as may be necessary or desirable to give effect to this Agreement.

11.5 Independent Contractors.  It is understood and agreed that in giving effect
     ------------------------
to this Agreement, no party shall be or be deemed a partner, agent or employee of another party for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the parties. No party shall have the right to enter into contracts or pledge the credit of or incur expenses of liabilities on behalf of the other party.

11.6 Waiver.   A waiver by a party hereto of any of its rights hereunder or of
     -------
the performance by the other party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by the other party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations so waived. No waiver shall be effective or binding upon a party unless the same shall be expressed in writing and executed by the party to be bound.

11.7 Entire Agreement.  This Agreement, and any agreements and other documents
     -----------------
to be delivered pursuant to it, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, oral or written between the parties. The execution of this Agreement has not been induced by, nor do either of the parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in this Agreement or in the agreements and other documents to be delivered pursuant hereto.

11.8 Currency. Unless otherwise indicated, all dollar amounts referred to in
     ---------
this Agreement are in Canadian funds.

11.9 Invalidity.  If in any jurisdiction a provision contained in this Agreement
     -----------
is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein, or of such provision in any other jurisdiction shall not be affected or impaired thereby.

11.10  No Announcement.  Except as required by applicable law, neither party
       ----------------
shall, in any manner, disclose, advertise or publish the terms of, or any information concerning, this Agreement without the prior written consent of the other party.

11.11  Regulatory Requirements.  Notwithstanding any provisions herein to the
       ------------------------
contrary, the obligations, duties and covenants of Rogers shall be subject to all present and future laws and regulations in Canada concerning telecommunications content and access, the rulings or decisions of the Canadian Radio-television and Telecommunications Commission ("CRTC"), and all policies or rules that are either promulgated or formally adopted by the CRTC. Any act or omission of Rogers that is inconsistent with the provisions of this Agreement in order to make such act or omission consistent with any such laws, regulations, rulings, decisions, policies or rules shall not constitute Rogers in breach, infringement or contravention of this Agreement, provided that Rogers promptly gives BID.COM notice of the need to conform such act or omission to law. If any such laws, regulations, rulings, decisions, policies or rules require that the parties make a material change to the terms and conditions of this Agreement, the parties will use commercially reasonable efforts to negotiate a mutually acceptable amendment to this Agreement. If the parties are unable to negotiate a mutually acceptable amendment, then this Agreement shall terminate and neither party shall have any liability to the other, other than liability for payment obligations which have accrued prior to the effective date of such termination.

11.12  Compliance With Law.  Each party shall, in the performance of this
       --------------------
Agreement, fully comply with, and abide by, all laws, regulations, regulatory rulings or directives, court orders, and decisions of administrative tribunals of competent jurisdiction, that may, in any manner or extent, concern, govern, or affect either party's respective performance of, and obligations under, this Agreement.

11.13  Interpretation.  This Agreement has been negotiated by the parties hereto
       ---------------
and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor or against either party.

11.14  Effective Date.   This Agreement shall not become a valid and binding
       ---------------
contract unless and until each party has duly executed and delivered two copies of this Agreement. For greater certainty, there shall be no agreement, whether oral, written, express, implied or otherwise notwithstanding any performance between the parties concerning the subject matter of this document, including, without limitation, by course of conduct, doctrine of part performance, or otherwise.

11.15  Amendment. No amendment of any provision of this Agreement shall be
       ----------
effective unless such amendment is embodied in a written agreement which is: (i) expressly stated to be intended to amend this Agreement; and (ii) executed by two authorized signing officers of Rogers and an authorized officer of BID.COM. For greater certainty, the parties acknowledge and agree that no representations, warranties, conditions, covenants or other statements or commitments, whether made orally, in writing, by course of conduct or otherwise, and whether made prior to the Effective Date of this Agreement or thereafter, shall be binding on either of the parties.

11.16  Governing Law.  This Agreement shall be governed by and construed in
       --------------
accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. The parties hereby: (i) irrevocably submit to the exclusive jurisdiction of the courts of Ontario in respect of the subject matter hereof;
(ii) consent to service of process being effected upon the other party by registered mail sent to the address set forth in Section 11.1 hereof; (iii) agree not to seek, request, claim or pursue trial by jury; and (iv) agree not to seek, request, claim or pursue any right, claim, or entitlement to any punitive or exemplary damages whatsoever.

IN WITNESS WHEREOF this Agreement is executed by the parties as of the Effective Date.

BID.COM INTERNATIONAL INC.

By:_____________________________      By:______________________________
     (Duly Authorized Officer)           (Duly Authorized Officer)


ROGERS MEDIA INC.

By:_____________________________      By:______________________________
     (Duly Authorized Officer)           (Duly Authorized Officer)

                                 SCHEDULE "A"
             BID.COM Technology (including Third Party Technology)


ILI Bid.com Modules
--------------------------------------------------------------------------------------------------------

          Databases:                                           [Confidential Information filed
                                                               separately with the SEC]
          Business Services:                                   [Confidential Information filed
                                                               separately with the SEC]
          Data Services:                                       [Confidential Information filed
                                                               separately with the SEC]
          Dynamic Export:                                      [Confidential Information filed
                                                               separately with the SEC]

          Order Processing
                Administrator:                                 [Confidential Information filed
                Credit Card:                                   separately with the SEC]
                Order Business Services:


          Utilities:
                Category Builder:                              [Confidential Information filed
                AdrotatorGenerator                             separately with the SEC]
                AssetMgmt:
                DB Services:
                Notification:


          Supporting S/W:                                      [Confidential Information filed
                                                               separately with the SEC]

          Web:                                                 [Confidential Information filed
                                                               separately with the SEC]
ILI Bid.com Modules (Dutch)
--------------------------

          Business Services:                                   [Confidential Information filed
                                                               separately with the SEC]
          Data Services:                                       [Confidential Information filed
                                                               separately with the SEC]
          Dutch Server:                                        [Confidential Information filed
                                                               separately with the SEC]
          Dutch Client:                                        [Confidential Information filed
                                                               separately with the SEC]
          Internet Web:                                        [Confidential Information filed
                                                               separately with the SEC]
          Admin Web:                                           [Confidential Information filed
                                                               separately with the SEC]

                                Top Bid Auction
                                ---------------

[Confidential Information filed separately with the SEC]

                                 Dutch Auction
                                 -------------

[Confidential Information filed separately with the SEC]

                             Bid.Com Commerce Site
                  List Of Third Party Tools Incorporated Into
                                  Application


[Confidential Information filed separately with the SEC]

                                 SCHEDULE "B"
                             Rogers's Requirements

B.1 Preparation and Delivery of Rogers's Requirements. Rogers and BID.COM covenant and agree to negotiate in good faith to execute an amendment to this Agreement (the "Amendment") with thirty (30) days of the Effective Date in order to complete this Schedule "B" in a manner acceptable to both parties. The Amendment shall contain detailed performance requirements and specifications for the Canadian BID.COM Site, the Canadian E-Commerce Service and the BID.COM Technology. Without limiting the generality of the foregoing, the Amendment shall include:
(a) performance metrics relating to the quality of the user experience on the Canadian BID.COM Site;

(b) a description of the required functional capabilities and performance specifications for the Canadian E-Commerce Service and the BID.COM Technology;

(c) minimum availability and up-time requirements for the Canadian BID.COM Site and the Canadian E-Commerce Service;

(d) technical and operational requirements relating to the serving of advertisements for the Canadian BID.COM Site; and

(e) other technical, operational and functional specifications mutually agreed by the parties.


B.2 Escalation. In the event that the Amendment has not been executed within thirty (30) days of the Effective Date, the Committee shall review disputes and use its good faith efforts to complete the Amendment within an additional thirty
(30) day period. If the Amendment has not been completed within such additional thirty (30) day period, outstanding disputes or issues relating to the Amendment shall be submitted to dispute resolution in accordance with Section 10.4 of this Agreement.

                                 SCHEDULE "C"
                          Customer Service Standards

BID.COM shall, at a minimum, comply with the following customer service standards in its operation of the Canadian E-Commerce Service:

C.1  Logistics

BID.COM shall:

1. appoint the equivalent of one full-time employee to provide online customer service;

2. receive and respond to email and customer inquiries within one (1) business day of receipt;

3. install a toll free phone line and communicate the toll free phone number in the online "Customer Service" area of the Canadian BID.COM Site;

4. ensure the ability to handle customer service volumes in excess of 25% to 50% of average daily order volumes;

5. monitor the Canadian E-Commerce Service to minimize and/or eliminate out of stock merchandise;

6. post all customer service policies in an online "Customer Service" area of the Canadian BID.COM Site which includes the following information and policies: shipping information, return policies, product warranties and contact information; and

7. post security and privacy policies in an online "Customer Service" area of the Canadian BID.COM Site.

C.2  Process and Fulfillment

In fulfilling purchases by customers of the Canadian E-Commerce Service, BID.COM shall:

1.  process electronic orders within one (1) business day of receipt;

2. provide customers with an order confirmation which includes order status (in stock, temporary back order or out of stock), expected delivery time and total cost (including all shipping and taxes) within one (1) business day of receipt;

3. ship products at the price displayed and without substitutions, unless such substitutions are authorized by the customer;

4.  deliver all merchandise in professional packaging;

5. ensure all packages arrive undamaged, well packed and neat (barring shipping disasters);

6. permit the return of defective or damaged goods to the manufacturers under warranty; and

7. permit the return of other goods within 30 days of delivery, less a 15% restocking fee with chronic abuse exclusions.

                                 SCHEDULE "D"
                                Response Times

D.1 BID.COM shall respond to any report that the BID.COM Technology, the Canadian E-Commerce Service or the Canadian BID.COM Site is failing to meet Rogers's Requirements, and shall correct such failure, within the time frames set out in Section D.2 of this Schedule "D". The severity of any particular failure shall be reasonably determined by Rogers, and communicated to BID.COM, based on the following definitions:

Severity 1:  total inability to use any material part of the BID.COM Technology, the Canadian E-Commerce Service or the Canadian BID.COM Site, resulting in a critical impact on user objectives.

Severity 2:  ability to use the BID.COM Technology, the Canadian E-Commerce
             Service or the Canadian BID.COM Site, but user operation is severely restricted.

Severity 3:  ability to use the BID.COM Technology, the Canadian E-Commerce
             Service or the Canadian BID.COM Site; failures relate to functions which are not critical to overall user operations.

Severity 4:  failure has been bypassed or temporarily corrected and is not affecting customer operations.

D.2 BID.COM shall correct failures of the BID.COM Technology, the Canadian E-Commerce Service and the Canadian BID.COM Site in order to comply with Rogers's Requirements within the following time frames:

Severity 1:  within 12 hours of notification by Rogers.

Severity 2:  within 48 hours of notification by Rogers.

Severity 3:  within 15 days of notification by Rogers.

Severity 4:  within 120 days of notification by Rogers.

                                 SCHEDULE "E"
                          Source Code Trust Agreement


                       MASTER PREFERRED ESCROW AGREEMENT

                           Master Number __________


This Agreement is effective February 12, 1997 among Data Securities International, Inc.("DSV), Internet Liquidators International Inc. ("Depositor"), and any additional party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary") who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement in the form attached to such Preferred Beneficiary's Acceptance Form regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

ARTICLE 1  -DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, Depositor shall deliver to DSI the proprietary information and other materials identified on an Exhibit
A. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2  Identification of Tangible Media.  Prior to the delivery of the deposit
     --------------------------------
materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will give a receipt for the deposit materials to the Depositor in the form provided by the Depositor and conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and deliver a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted, and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5  Depositor's Representations.  Depositor represents as follows:
(a) Depositor lawfully possesses all of the deposit materials deposited with DSI;

(b) With respect to all of the deposit materials Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

(c) The deposit materials are not subject to any lien or other encumbrance other than encumbrances arising in the ordinary cause of Depositor's business;

(d) The deposit materials consist of the proprietary information and other materials identified in Exhibit A; and

(e) The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense. to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness. sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the license agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                ARTICLE 2  --CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility in the greater Toronto area which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See
Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                      ARTICLE 3  - GRANT OF RIGHTS TO DSI

3.1  Title to Physical Copies of Deposited Materials.

(a) Depositor transfers to DSI in trust all legal title in and to the physical copies of the deposit materials provided to DSI from time to time in accordance with the terms of this Agreement. It is acknowledged by the parties hereto that such transfer by Depositor to DSI under this Section is not intended to, nor does it, transfer any intellectual property or other intangible rights in the deposit materials. DSI agrees to hold the deposit materials in trust for Depositor and Preferred Beneficiary as provided in this Agreement.

(b) The expression "in trust" is intended to refer strictly to the issue of ownership of the deposit materials and not to the level of care which must be taken by DSI in performing its duties under this Agreement. The duties of DSI are strictly contractual in nature and are as set out in this Agreement. It is not intended that DSI is to have the fiduciary duty of a trustee.

3.2 Right to Make Copies. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure. and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.

                        ARTICLE 4  - RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:
(a)  voluntary bankruptcy of Depositor;

(b) involuntary bankruptcy provided that the Depositor is not in good faith diligently taking steps to contest or set aside such process,

(c) if Depositor becomes insolvent and ceases to continue to carry on its business;

(d) if Depositor ceases the operation of its business and the business is not continued by a successor acceptable to the Preferred Beneficiary, acting reasonably; and

(e)  any additional release conditions identified on the attached Acceptance
     Form.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall deliver a copy of the notice to Depositor.

4.3 Contrary Instructions. From the date DSI delivers the notice requesting release of the deposit materials, if the Release Condition is one defined in 4. 1 (b), 4. 1 (d) or 4. 1 (e) Depositor shall have ten business days to deliver to DSI Contrary Instructions. If the Release Condition is one defined in 4. 1 (a) or (c), DSI shall release the deposit materials pursuant to Section 4.4 within 48 hours of giving notice to the Depositor under Section 4.2. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall deliver a copy to Preferred Beneficiary. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement (Section 7.3). Subject to Section 5.2, DSI will continue to store the deposit materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary, (b) resolution pursuant to the Dispute Resolution provisions, or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit materials, to release a copy of the deposit materials to the Preferred Beneficiary who gave notice under Section 4.2. However, DSI or DSI's authorized representative is entitled to receive any fees due DSI or DSI's authorized representative before making the release. This Agreement will terminate with respect to the Preferred Beneficiary giving notice under Section 4.2 upon the release of the deposit materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the license agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.

                       ARTICLE 5  - TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated, or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI or DSI's authorized representative, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI or DSI's authorized representative to cure the default. If the past due payment is not received in full by DSI or DSI's authorized representative within one month of the date of such notice, then at anytime thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI or DSI's authorized representative remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement by joint instruction of Depositor and each Preferred Beneficiary, DSI shall return the deposit materials to the Depositor. Upon termination for nonpayment, DSI shall return the deposit materials to the Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:
(a)  Depositor's Representations (Section 1.5);

(b)  The obligations of confidentiality with respect to the deposit materials;

(c) The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

(d) The obligation to pay DSI or DSI's authorized representative any fees and expenses due;

(e)  The provisions of Article 7; and

(f) Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

5.5 Alternative to DSI. If this Agreement terminates, Depositor and Preferred Beneficiary agree, at Preferred Beneficiary's request, to appoint a new agent by mutual agreement. If Depositor and Preferred Beneficiary cannot agree, Preferred Beneficiary shall appoint a trust company or other company specializing in the escrow business as the agent provided that such company has appropriate storage facilities located in or around Toronto and agrees to store the deposited materials there in accordance with the terms of this Agreement. The new agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named hereunder, without any further assurance, conveyance, act or deed.

                            ARTICLE 6  - DSI'S FEES

6.1 Fee Schedule. DSI or DSI's authorized representative is entitled to be paid its standard fees and expenses applicable to the services provided. DSI or DSI's authorized representative shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI or DSI's authorized representative will provide a quote prior to rendering the service.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI or DSI's authorized representative are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

                      ARTICLE 7  - LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice. request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI, subject to Section 2. 1.

7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3 Dispute Resolution. Any dispute, difference or question arising among any of the parties concerning the construction, meaning, effect or implementation of this Agreement or any part hereof will be settled by a single arbitrator mutually agreed upon by the parties, or failing agreement, an arbitrator appointed pursuant to the Arbitration Act (Ontario) or similar legislation. The decision of such arbitrator appointed pursuant to this Agreement or such Act will be final and binding on the parties and no appeal will lie therefrom.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the Province of Ontario except any laws which would refer any matter to the laws of another jurisdiction. All parties irrevocably attorn to the exclusive jurisdiction of the Courts of Ontario in respect of the subject matter hereof.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:
(a)  Give DSI at least two business days' prior notice of the hearing;

(b) Include in any such order that, as a precondition to DSI's obligation, DSI or DSI's authorized representative be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order: and

(c) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

                        ARTICLE 8  - GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Acceptance Form and the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications. representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and the Acceptance Form need only be signed by the parties identified therein.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

Data Securities International, Inc.      Internet Liquidators International Inc.


By:__________________________________  By:________________________________


Name:________________________________  Name:______________________________


Title:_______________________________  Title______________________________


Date:________________________________  Date:______________________________


By:__________________________________  By:________________________________


Name:________________________________  Name:______________________________


Title:_______________________________  Title______________________________


Date:________________________________  Date:______________________________

                                ACCEPTANCE FORM

                     Account Number _____________________


Rogers Media Inc., hereby (i) acknowledges that it is a Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective February 12, 1997 with Data Securities International, Inc. as the escrow agent and Bid.Com International Inc. (formerly Internet Liquidators International, Inc.) as the Depositor, (ii) agrees to be bound by all provisions of such Agreement, and
(iii) agrees that in addition to the Release Conditions set forth in section 4.1 of this Agreement, a further Release Condition shall exist if the Depositor is in continuing material breach of the E-Commerce and Promotion Services Agreement attached hereto as Schedule "A".

Rogers Media Inc.


By:___________________________________

Name:_________________________________

Title:________________________________

Date:_________________________________



Notices and communications should             Invoices should be addressed to:
 be addressed to:

Company Name:     Rogers Media Inc.           Rogers Media Inc.
Address:          156 Front Street West       156 Front Street West
                  Suite 400                   Suite 400
                  Toronto, Ontario            Toronto, Ontario
                  M5J2L6                      M5J2L6

Designated
Contact:          Mike Abramsky               Mike Abramsky
Telephone:        (416) 340-0264              (416) 340-0264
Facsimile:        (416) 340-6541              (416) 340-6541

                                 SCHEDULE "A"

                               LICENSE AGREEMENT

                                   EXHIBIT A


                           MATERIALS TO BE DEPOSITED

                       Account Number __________________

Deposit represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:

[Confidential Information filed separately with the SEC]



BID.COM International Inc.                                         Rogers Media Inc.
----------------------------------------------    -------------------------------------------------
Depositor                                           Preferred Beneficiary

By:       Chris Bulger
        --------------------------------------    --------------------------------------------------

Name:
        --------------------------------------    -------------------------------------------------

Title:    Chief Financial Officer                   Vice President Finance, CEO
        --------------------------------------    -------------------------------------------------

Date:     July       , 1998                         July 29, 1998


I certify for Depositor that the above              DSI has inspected and accepted the above
desceribed deposit materials have been              materials (any exceptions are noted above):
transmitted to DSI:

Signature:                                          Signature:
                                                                --------------------------------------

Print Name:                                         Print Name:
           --------------------------------------               --------------------------------------

Date:                                                Date:


                                                     Exhibit B#


   Send materials to: DSI, 9555 Chesapeake Drive, #200, San Diego, CA 92123

                                  EXHIBIT "B"

                       DESCRIPTION OF DEPOSIT MATERIALS


Depositor Company Name:                       Bid.com International Inc.
                                             -------------------------------------------------------

Account Number:

PRODUCT DESCRIPTION:
                                             [Confidential Information
Product Name:                                filed separately with the    Version:    [Confidenti
                                             SEC]                                     al Information
                                                                                      filed
                                                                                      separately
                                                                                      with the
                                                                                      SEC]





                                             [Confidential Information filed separately with the
Operating System:                            SEC]
                                             -------------------------------------------------------
                                             [Confidential Information filed separately with the
Hardware Platform:                           SEC]
                                             -------------------------------------------------------


DEPOSIT COPYING INFORMATION:
                                             [Confidential Information filed separately with the
Hardware required:                           SEC]
                                             [Confidential Information filed separately with the
Software required:                           SEC]




DEPOSIT MATERIAL DESCRIPTION:

Qty                Media Type & Size                    Label Description of Each Separate Item
---------------------------------------------------------------------------------------------------
                                                        (Excluding documentation
1X                 Disk 3.5" or ________                 No Documentation
                   DAT tape 4mm
                   CD-ROM
                   Data Cartridge Tape DAT 24I
                   TK 70 or _______ tape
                   Magnetic tape _______
                   Documentation
                   Other: ____________

Listing of Bid.Com Source Components

ILI Bid.com Modules
------------------------------------------------
Database:                                           [Confidential Information filed
                                                    separately with the SEC]
Business Services:                                  [Confidential Information filed
                                                    separately with the SEC]
Data Service:                                       [Confidential Information filed
                                                    separately with the SEC]
Dynmic Export:                                      [Confidential Information filed
                                                    separately with the SEC]
Order Processing                                    [Confidential Information filed
  Administrator:
  Credit Card:                                      separately with the SEC]
  Order Business Services:

Utilities                                           [Confidential Information filed
  Category Builder:                                  separately with the SEC]
  AdRotatorGenerator:
  AssetMgmt
  DB Services:
Notification:

Supporting S/W:                                     [Confidential Information filed
                                                    separately with the SEC]
Web:                                                [Confidential Information filed separately
                                                      with the SEC]



ILIBid.com Modules (Dutch)
---------------------------

       Business Services:                         [Confidential Information filed separately
                                                  with the SEC]
       Data Services:                             [Confidential Information filed separately
                                                  with the SEC]
       Dutch Server:                              [Confidential Information filed separately
                                                  with the SEC]
       Dutch Client:                              [Confidential Information filed separately
                                                  with the SEC]
       Internet Web:                              [Confidential Information filed separately
                                                  with the SEC]
       Admin Web:                                 [Confidential Information filed separately
                                                  with the SEC]

                                  SCHEDULE "F"
                      Site Activity Reporting Requirements

Pursuant to subsection 2.1(viii) of this Agreement, BID.COM shall deliver the following site activity information to Rogers with the frequency indicated below:

F.1  Daily Reports

1.   number of page views.

F.2  Monthly Reports

1.   number of unique visitors;

2. top 15 domain names from which traffic to the Canadian BID.COM Site originated;

3.   number of unique visits by province;

4.   number of unique visits by product category offered;

5.   average visit duration;

6.   number of transactions;

7.   average transaction value;

8.   number of transactions by category;

9.   number of transactions by product; and

10.  percentage of server uptime/availability.

F.3  Additional Reports

In addition, BID.COM shall deliver the following site activity information as indicated below:

1.  purchase history of repeat visitors on a semi annual basis;

2.  advertising statistical reports at the request of Rogers; and

3.  other statistics as mutually agreed by the parties.

                                 SCHEDULE "G"
                       Prohibited Products and Services

Pursuant to subsection 2.1(i) of this Agreement, BID.COM shall not offer any of the categories of products or services set out below without the prior written consent of Rogers:

1.   cellular, paging or PCS hardware, services or packages;

2.   cable hardware, services or packages;

3.   broadband hardware, services or packages;

4.   set-top box, WebTV and wireless cable hardware, services or packages;

5.   satellite hardware, services or packages;

6.   pornographic or obscene materials or services; and

7.   firearms.

                                 SCHEDULE "H"
                          Prohibited Rogers Assignees

Pursuant to subsection 11.2(ii) of this Agreement, Rogers may not, without the prior written consent of BID.COM, assign its rights and obligations under this Agreement, in whole or in part, to a joint venture in which Rogers has an interest with a party which operates an on-line auction site which is competitive to BID.COM, including the on-line auction sites currently operating at the following URLs:

[Confidential Information filed separately with the SEC]

                                 SCHEDULE "I"
                        Net E-Commerce Revenue Reports


SUMMARY                                               Month 1   Month 2   Month 3     Quarter
                                                                                       Total
                                                    -------------------------------------------

(a)  Sales Revenues                                       XXX       XXX       XXX           XXX
(b)  Sales Returns and Allowances                        (XXX)     (XXX)     (XXX)         (XXX)
(c)  Cost of Goods Sold                                  (XXX)     (XXX)     (XXX)         (XXX)
     Shipping and Handling Costs                         (XXX)     (XXX)     (XXX)         (XXX)
     Credit Card Fees                                    (XXX)     (XXX)     (XXX)         (XXX)
                                                    -------------------------------------------
   Gross Margin                                           XXX       XXX       XXX           XXX
   Less Revenue Share                                    (XXX)     (XXX)     (XXX)         (XXX)
                                                    -------------------------------------------
   Net Margin                                             XXX       XXX       XXX           XXX
                                                    -------------------------------------------


   TOP BID AUCTION DETAIL

   Product Sales Top Bid Auction                          XXX       XXX       XXX           XXX   (a)
   Shipping & Handling Sales Top Bid Auction              XXX       XXX       XXX           XXX   (a)
   Sales Return & Allowances Top Bid Auction             (XXX)     (XXX)     (XXX)         (XXX)  (b)
   Cost of Goods Sold Top Bid Auction                    (XXX)     (XXX)     (XXX)         (XXX)  (c)
                                                    -------------------------------------------
   Gross Margin                                           XXX       XXX       XXX           XXX
                                                    -------------------------------------------


   DUTCH AUCTION DETAIL
   Product Sales Dutch Auction                            XXX       XXX       XXX           XXX   (a)
   Shipping & Handling Sales Dutch Auction                XXX       XXX       XXX           XXX   (a)
   Sales Returns & Allowances Dutch Auction              (XXX)     (XXX)     (XXX)         (XXX)  (b)
                                                    -------------------------------------------
   Cost of Goods Sold Dutch Auction                      (XXX)     (XXX)     (XXX)         (XXX)  (c)
                                                    -------------------------------------------


   DIRECT SALES DETAIL

   Product Sales Direct                                   XXX       XXX       XXX           XXX   (a)
   Shipping & Handling Sales Direct                       XXX       XXX       XXX           XXX   (a)
   Sales Returns & Allowances Direct                     (XXX)     (XXX)     (XXX)         (XXX)  (b)
   Cost of Goods Sold Direct                             (XXX)     (XXX)     (XXX)         (XXX)  (c)
                                                    -------------------------------------------
   Gross Margin                                           XXX       XXX       XXX           XXX

                                 SCHEDULE "J"
                        Net Promotional Revenue Reports

Pursuant to subsection 5.1(ii) of this Agreement, Rogers shall provide a report of Net Promotional Revenue to BID.COM in a format similar to the following:

For the calendar quarter beginning ____________, 19___ and ending ____________, 19___.



     Advertiser                Status               Amount Paid
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Advertising
Revenue                                              $xx,xxx.xx
                                                     $   xxx.xx
--------------------------------------------------------------------------------


Total Net Promotional Revenue earned by Rogers       $xx,xxx.xx

Share of Net Promotional Revenue due to  BID.COM     $  xxxx.xx

                                 SCHEDULE "K"
                          Rogers Performance Metrics

K.1  Performance Metrics.  Rogers shall achieve three of the following metrics:

1. during the last [Confidential Information filed separately with the SEC] of the Evaluation Period, the aggregate site traffic on the Canadian BID.COM Site shall be at least [Confidential Information filed separately with the SEC] of the aggregate site traffic on the U.S. E-Commerce Service site during such three (3) month period.

2. Aggregate Net Promotional Revenue during the Evaluation Period shall be greater than or equal to [Confidential Information filed separately with the SEC]. If the aggregate Net Promotional Revenue during the Evaluation Period is less than [Confidential Information filed separately with the SEC], Rogers may, at its sole option, fulfill this metric by paying to BID.COM [Confidential Information filed separately with the SEC] of the difference between the [Confidential Information filed separately with the SEC] metric and the actual aggregate Net Promotional Revenue earned by Rogers during such Evaluation Period.

3. Rogers shall spend a minimum of [Confidential Information filed separately with the SEC] annually during the Evaluation Period in respect of advertising, and promotion of the Canadian E-Commerce Service, allocated as follows:

(i) the equivalent rate card value of [Confidential Information filed separately with the SEC]in media properties operated by Rogers and its Affiliates; and

(ii) [Confidential Information filed separately with the SEC] in non-Rogers media properties. This amount shall include, without limitation: (a) amounts paid by Rogers to advertising agencies; (b) amounts paid by Rogers to employees and consultants who provide services relating, to the advertising and promotion of the Canadian E-Commerce Service in non-Rogers media properties; and (c) [Confidential Information filed separately with the SEC] of the value of Contra transactions involving any non-Rogers media property, as such value is attributed to such Contra transactions by mutual agreement of the parties

4. Rogers shall retain, at a minimum, the equivalent of [Confidential Information filed separately with the SEC] full-time staff to provide services related to the Canadian E-Commerce Service.

K.2 Amendments to Performance Metrics. At either party's request, the parties will negotiate reasonable amendments to the performance metrics set out above for a subsequent Evaluation Period. If the parties are unable to reach such an agreement on such amended performance metrics, the parties agree that they will submit the determination of such amended performance metrics to dispute resolution in accordance with Section 10.5 of this Agreement. In choosing new performance metrics, the arbitrator shall take into account the following:


(a) the arbitrator may choose new numbers for the categories of metrics set out in Section K. I above, but the arbitrator may not establish new categories of performance metrics;

(b)             actual performance in each of the above categories for the U.S.
     E-Commerce Service;

(c) computer penetration in Canada compared to computer penetration in the United States;

(d)             Internet use in Canada compared to Internet use in the United
     States;

(e) use of the Internet to purchase products and services in Canada compared to such use in the United States, measured both by number of transactions and dollar value;

(f) performance of the Canadian E-Commerce Service during the previous Evaluation Period; and

(g)             the existence of BID.COM Competitors in Canada.

K.3 Default Metrics. If the parties are unable to agree upon new performance metrics, and if an arbitrator falls to render a decision pursuant to Section K.2 hereof which is mutually acceptable to the parties, the performance metrics applicable for each year during the following Evaluation Period shall be equal to the actual performance achieved by Rogers in the immediately preceding year in each of the categories set out in Section K. I above.

                                 SCHEDULE "L"
                                Transition Plan


Pursuant to Section 7.5 of this Agreement, the parties agree that upon termination of this Agreement, there will be a transition period of such duration as will be mutually agreed upon, during which the parties will co-operate and work together in good faith to effect a smooth and orderly transition from the facilities, networks, technology, Web sites and services provided by each of the parties hereunder to the separate facilities, networks, technology, Web sites and services required by each of the parties after the end of the transition period. Without limiting the generality of the foregoing, the parties agree to co-operate and work together in good faith to address transition issues relating to the following:

1.   linking of the Canadian BID.COM Site and the Rogers E-Commerce Portal;

2.   delivery up of a complete, updated list of Customer Profiles to Rogers;

3. continued service to and support of customers of the Canadian E-Commerce Service;

4. continued fulfillment of all obligations to advertisers on the Canadian BID.COM Site;

5.   branding strategy; and

6.   any technical or operational requirements.

                                 SCHEDULE "M"
                                 BID.COM Marks

The BID.COM Marks licensed to Rogers pursuant to Section 3.4 of this Agreement include:

1.   BID.COM;

2.   BID.COM + Design;

3.   any derivations or modified versions incorporating the word BID.COM; and

4.   any other marks mutually agreed between the parties.

                                 SCHEDULE "N"
                            Torstar Amending Letter

VIA FACSIMILE


July 22, 1998


Mr. Rocco Rossi
Vice President Strategic Planning and New Media
Toronto Star Newspapers Limited
One Yonge Street, 9th Floor
Toronto, Ontario
M5E 1E6

Dear Rocco;

Re: E-Commerce Services Agreement between Internet Liquidators Internatiors4 Inc. ("IL") and Toronto Star Newspapers Limited ("Torstar") dated February 12, 1997 (the "Torstar Agreement")
              -------------------------


Following the introduction of Rogers Media Inc. ("Rogers") to IL for the purpose of creating a Canadian national partnership for e-commerce, the following areas require clearer definition so that the rights granted to Torstar under the Torstar Agreement do not conflict with the rights to be granted to Rogers in an agreement to form a national partnership with IL (the "Rogers Agreement"). Unless otherwise defined in this letter, capitalize terms will have the meaning set out in the Torstar Agreement, as clarified and amended by this letter.

1. The Torstar Agreement grants to Torstar the exclusive right to use the E-Commerce Service "in a Local Auction and Mall format to sell products from charitable and community organizations and local retailers to purchasers in the Territory", Torstar agrees that the exclusive rights granted in the Torstar Agreement are to use the IL Technology (not the E-Commerce Service) in a Local Auction and Mall format. In addition, Torstar agrees that the charitable and community organizations and local retailers; from whom Torstar has the right to sell products in a Local Auction and Mall format are restricted to charitable organization, community organizations and local retailers located in Ontario.

   The Torstar Agreement also extends rights to sell products from Ontario based retailers to purchasers Outside of the Territory only until such time as IL
                           -------
   may grant exclusive rights for such non-Ontario territory to another party. Torstar acknowledges that following the execution of the Rogers Agreement, Torstar will have no further right to sell products to purchaser located outside of Ontario, provided that Torstar may accept sales from purchasers located outside of Ontario, which are incidental to the Ontario focus of its event (i.e. representing less than five percent of the total Net Revenue received by Torstar from the Torstar Online Auction in any calendar quarter).

2. Torstar agrees that the Torstar Agreement grants the right to Torstar to use the IL Technology to sell products in a Local Auction and Mall format only at a new URL chosen by Torstar, and that this does not extend to any other URL owned or used by IL now or in the future including, for greater certainty, the URL www.bid.com.

3. The branding of such an auction is at Torstar's discretion, with IL granting the use of its "Online Auction" trademark to facilitate a "Torstar Online Auction" branding if so desired by Torstar. Torstar may, in its discretion, use the IL trademark "Online Auction" as a sub-brand. Torstar agrees that it does not have any right to any IL trademark other than the trademark "Online Auction". For greater certainty, Torstar agrees that it does not have the right to use the trademark BID.COM or any trademark related to the trademark BID.COM.

4. Torstar agrees that Torstar's rights to require BID.COM to make functionality and customization changes to the IL Technology or the E-Commerce Service to implement a "Torstar look" is restricted to the right to require charges to the look and feel of the Torstar Online Auction operating at the URL chosen by Torstar and to the branding of the user interface on the Torstar Online Auction, and not to changes to the IL Technology or the E-Commerce Service.

5. The Torstar Agreement granted to Torstar the right to participate in a co-branded Torstar Sponsored Auction on IL's "Canadian national auction" for a minimum of one hour per day. In addition, The Torstar Agreement provided that while each Torstar Sponsored Auctions are operating, IL may not conduct or allow any third party to conduct other online auctions through the E-Commerce Service. Torstar and IL contemplated that the Canadian national auction and any Torstar Sponsored Auctions would be operated at the URL www.internetliquidators.com.
   ---------------------------

   The URL www.internetliquidators.com no longer has any consumer based
           ---------------------------
   traffic and IL will no longer have an "IL Canadian national auction" through which Torstar would operate Torstar Sponsored Acutions within the meaning of the Torstar Agreement. As such, Torstar agrees that it no longer has any right to participate in a Torstar Sponsored Auction on any IL Canadian national auction, including, for greater certainty, the Canadian national auction on the URL www.bid.com without the prior written consent
                               -----------
   of Rogers. If Rogers, in its sole discretion consents to such daily one hour Torstar Sponsored Auction, the daily one hour Torstar Sponsored Auction need not be the only auction operated at such time, but shall have at least equal prominence with any other auction functioning at that time. Should Rogers refuse to grant such consent, Torstar shall be at liberty to operate another Torstar Sponsored Auction on a competing auction platform.

6. The Torstar Agreement granted to Torstar the right to call up to [Confidential Material filed separately with the SEC] of the advertising on IL's "Canadian national auction". Torstar agrees that since IL will no longer have a "Canadian national auction" at the URL www.internetliquidators.com within the meaning of the Torstar Agreement, Torstar will have no right to sell any advertisments for any Web site owned or operated by IL or its affiliates, including any linked pages and including for greater certainty the URL www.bid.com, IL will pay Torstar [Confidential Material filed separately with the SEC] of the revenue received by IL form the sale of banner advertisement on its Canadian business to consumer on-line auction in accordance with the terms of the Rogers Agreement.

7. IL will pay a Net Revenue split to Torstar of [Confidential Material filed separately with the SEC] (which equates to [Confidential Material filed separately with the SEC] of the total) of the Net Revenue received by IL from sales to consumers who provide a billing address in Ontario through the URL www.bid.com as this component of the Torstar Agreement had the intent of comprising Torstar for assistance in building a national presence for IL.

8. Torstar agrees that IL and Rogers are not restricted from sourcing goods and services from retailers who have a presence which is not restricted to Ontario, as long as such products and services are offered on a national presence for IL.

9. It is understood that nothing in the Rogers Agreement will prevent Torstar from operating the Torstar Online Auction in the territory or prevent Torstar from selling advertising on the Torstar Online Auction in the Territory. The mutually agreed terms required for any rights by Torstar to a non-exclusive license of the IL Technology for non-auction related uses such as the operation of games and contests will require the additional prior written agreement of Rogers.

Kindly acknowledge your agreement to the amendments to the Torstar Agreement contained herein by signing a copy of this letter and returning it to the undersigned to be used as a schedule in the Rogers Agreement. Please accept our sincere gratitude for being a catalyst in forming our national partnership with Rogers. We look forward to facilitating a successful launch of the Torstar Online Auction whenever you deem the timing to be opportune.


Yours very truly,

BID-COM International Inc.

Per:


___________________________
Chris Bulger
Chief Financial Officer

Acknowledged and agreed to this ____ day of July, 1998.


TORONTO STAR NEWSPAPER LIMITED


By:_________________________________
     Rocco Rossi
     (duly authorized signatory)

                                 SCHEDULE "O"
                              AOL Amending Letter


VIA FACSIMILE

July 29, 1998

Mike McGowan
America Online, Inc
22000 AOL Way
Dulles, Virginia
20166-9323

Dear Mike:

Re: Interactive Marketing Agreement between America Online, Inc. ("AOL") and Internet Liquidators International, Inc. ("IL") dated November 1, 1997 (the "AOL Agreement")

The purpose of this letter is to confirm our understanding that:

1. the right of AOL provided in Section 2.13 of the AOL Agreement to "license or sell promotions advertisements, links, promoters or similar services or rights ("Advertisements") through the Affiliated IL Site" does not include the right of AOL to Sell Advertisements, through those pages of the Affiliated IL Site through which IL conducts on-line auctions for purchasers with a billing address in Canada; and

2. the rights of AOL to establish, operate and maintain an auction service on one or more AOL servers in accordance with Article Three of the agreement between IL and AOL dated February 21, 1997, which is incorporated into the ht AOL Agreement pursuant to Section 1.5 does not include any right to establish, operate and maintain an on-line auction service using the IL Technology for purchasers with a billing address Canada.

Kindly acknowledge your agreement to the above by signing a copy of this letter and return it to the undersigned.



Yours very truly,

BID.COM International Inc.
Per:


________________________________
David Pamenter
Director and Assistant Secretary

Acknowledged and agreed to this 29th day of July, 1998

AMERICA ONLINE, INC.


By:_____________________________
     (duly authorized signatory)